Exhibit 10.32

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into and effective as of March 13, 2009 among FIG LLC (f/k/a FORTRESS INVESTMENT GROUP LLC), a Delaware limited liability company (the “Borrower”), certain Subsidiaries and Affiliates of the Borrower (the “Guarantors”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are party to that certain Third Amended and Restated Credit Agreement dated as of May 29, 2008 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested an amendment to the Credit Agreement as described below; and

WHEREAS, the Required Lenders are willing to agree to such amendment, subject to the terms set forth herein as more fully set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, from and after the date hereof, the Credit Agreement is hereby amended as follows:

(a) Definitions. The following definitions set forth in the Credit Agreement are amended and restated in their entirety to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders. The amount of Aggregate Revolving Commitments in effect as of March 13, 2009 is SEVENTY-FIVE MILLION DOLLARS ($75,000,000).

“Applicable Rate” means the following percentages per annum: (a) with respect to Eurodollar Loans and Letters of Credit, 2.50%, (b) with respect to Base Rate Loans, 1.50% and (c) with respect to the Commitment Fee, 0.50%.

“Free Cash Flow” means, as of December 31 of each year, with respect to the Loan Parties and their Subsidiaries, an amount equal to: (a) EBITDA for such calendar year minus (b) Interest Charges during such calendar year, minus (c) income taxes paid during such calendar year (or accrued during such calendar year and required to be paid within 120 days subsequent to the end of such calendar year, minus (d) Capital Expenditures made during such calendar year (other than Capital Expenditures financed in accordance with Section 8.03(j)) minus (e) Distributions made in accordance with

Section 8.06(c) during such calendar year (or Distributions that will be made within 120 days subsequent to the end of such calendar year for taxes accrued during such calendar year) minus (f) payments of Term Loans made pursuant to Sections 2.04(a) or (b) (other than payments made pursuant to Section 2.04(b)(ii)(E)) or Section 2.06(b) during the last three calendar quarters of such calendar year and the first calendar quarter of the following year (provided that for the year ending December 31, 2009, all payments made to reduce Term Loans during 2009, the $50 million payment of Revolving Loans made on March 13, 2009 and all payments made to reduce Term Loans during the first quarter of 2010 shall be counted in calculating the amount under this clause (f)) minus (g) extraordinary and non-recurring cash losses during the prior calendar year to the extent added to EBITDA in the calculation thereof plus (h) extraordinary and non-recurring cash gains during the prior calendar year to the extent subtracted from EBITDA in the calculation thereof plus (i) the amount of Distributions received by Loan Parties and their Subsidiaries from Investments during such calendar year plus (j) 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions (other than Dispositions among Loan Parties and Permitted Transfers) during such calendar year minus (k) the amount of Investments made in Fortress Funds during such calendar year.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by a Loan Party in respect of any Permitted Subordinated Indebtedness, Equity Issuance, Disposition or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof or in connection therewith and (c) in the case of any Disposition or Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related Property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by a Loan Party in any Disposition or Involuntary Disposition.

(b) Dispositions and Involuntary Dispositions. Section 2.04(b)(ii)(A) of the Credit Agreement is amended and restated in its entirety to read as follows:

(ii)(A) [intentionally omitted]

(c) Excess Free Cash Flow. Section 2.04(b)(ii)(C) of the Credit Agreement is amended and restated in its entirety to read as follows:

(ii)(C) Excess Free Cash Flow. On or before April 15 of each year (beginning with April 15, 2010), the Borrower shall prepay Term Loans in an amount equal to 75% of Free Cash Flow from the prior calendar year. Any prepayment pursuant to this clause (ii)(C) shall be applied as set forth in clause (iii) below.

(d) Audit Opinion. Section 2.04(b)(ii)(D) of the Credit Agreement is amended and restated in its entirety to read as follows:

(ii)(D) Audit Opinion. If on or before April 15, 2009 the Borrower has not either (A) delivered to the Administrative Agent an audit opinion with respect to Eurocastle for the fiscal year ended December 31, 2008 that is not subject to any “going concern” or any like qualification or exception as required pursuant to Section 7.01(a)(ii) or (B) provided evidence reasonably satisfactory to the Required Lenders that the debt of Eurocastle maturing on March 31,2009 has been extended to December 31, 2009 or beyond, then on or before April 20, 2009 the Borrower shall prepay Term Loans in an amount equal to $25,000,000 (it being understood and agreed that any prepayment made pursuant to this Section 2.04(b)(ii)(D) shall be applied to the scheduled amortization payment of Term Loans due on July 15, 2009).

(e) Equity Issuance. A new Section 2.04(b)(ii)(E) is added to the Credit Agreement to read as follows:

(ii)(E) Equity Issuance. Promptly upon the occurrence of any Equity Issuance by a Loan Party (other than to another Loan Party or any of its Subsidiaries), the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance. Any prepayment pursuant to this clause (ii)(A) shall be applied as set forth in clause (iii) below.

(f) Application of Mandatory Prepayments. Section 2.04(b)(iii)(C) of the Credit Agreement is amended and restated in its entirety to read as follows:

(C) with respect to all amounts prepaid pursuant to Sections 2.04(b)(ii)(C), 2.04(b)(ii)(D) and 2.04(b)(ii)(E), first to payment of any outstanding Delayed Draw Term Loans until paid in full, second to any outstanding Term A Loans until paid in full, third to any outstanding Term B Loans until paid in full and fourth to any outstanding Revolving Loans (without any reduction in the Aggregate Revolving Commitments); provided that (1) any payments made pursuant to Section 2.04(b)(ii)(C) shall not be applied to any scheduled payments set forth in Section 2.06(b) that are required to be made prior to the Maturity Date unless the Term Loans have been prepaid in such a manner that no principal amount of Term Loans remains outstanding other than per such scheduled payments and then such application shall be to such scheduled payments in inverse order of when due and (2) any payments made pursuant to Section 2.04(b)(ii)(E) shall be applied pro rata to the scheduled payments due on or before January 15, 2011 until such scheduled payments have been paid in full and then to amounts due on the Maturity Date.

(g) Amortization of Term Loans. Section 2.06(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b) Amortization of Term Loans. The Borrower shall repay the outstanding principal amount of the Term Loans in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.04), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment
March 13, 2009	$75,000,000
July 15, 2009	$50,000,000
October 15, 2009	$25,000,000
January 15, 2010	$25,000,000
April 15, 2010	$25,000,000
July 15, 2010	$25,000,000
October 15, 2010	$25,000,000
January 15, 2011	$75,000,000
Maturity Date	Remaining Outstanding Balance of Term Loans

All amounts paid under this Section 2.06(b) shall first be applied to payment of any outstanding Delayed Draw Term Loans until paid in full, second, to any outstanding Term A Loans until paid in full and third to any outstanding Term B Loans until paid in full.

(h) Annual Free Cash Flow Calculation. Section 7.02(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a) Concurrently with the delivery of the financial statements referred to in Section 7.01(a)(i), (i) a certificate of its independent certified public accountants certifying such financial statements, stating that in making the examination necessary therefor no knowledge was obtained of any non-compliance with Section 8.10 and (ii) a certificate signed by a Responsible Officer of the Borrower with a calculation of Free Cash Flow from the prior year in such detail as reasonably required by the Administrative Agent.

(i) Dispositions. Section 8.05 of the Credit Agreement is amended and restated in its entirety to read as follows:

Make any Disposition except:

(a) Permitted Transfers; and

(b) Subject to Section 2.04(b)(ii)(C), other Dispositions so long as (i) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the Property disposed of, (ii) such transaction is not a Sale and Leaseback

Transaction, (iii) such transaction does not involve the sale or other disposition of an Equity Interest in any Subsidiary other than transfers relating to Promote Fees, (iv) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction and (v) no Default exists or would be caused by such Disposition.

(j) Restricted Payments. Section 8.06(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

(e) so long as no Event of Default exists immediately prior or after giving effect thereto, the Borrower and the Top Tier Guarantors may make Distributions to Persons who are not Loan Parties in an amount not to exceed in the aggregate (i) for the year ending December 31, 2009, $5 million and (ii) for each calendar year thereafter the greater of (A) $5 million and (B) 25% of the Free Cash Flow earned during the prior calendar year; and

(k) Affiliate Transactions. Section 8.08(g) of the Credit Agreement is amended and restated in its entirety to read as follows:

(g) so long as no Event of Default exists immediately prior to the making thereof or after giving effect thereto, loans to FIG Corp. and FIG Asset Co. LLC by one or more of the Borrower or a Top Tier Guarantor in an amount not to exceed $5 million, in the aggregate, at the time the applicable loan is incurred (and after giving effect to such loan).

(l) Management Fee Earning Assets. Section 8.10(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a) Minimum Management Fee Earning Assets. At any time, permit the Management Fee Earning Assets to be less than an amount equal to (i) from March 13, 2009 to and including December 31, 2009, $22,000,000,000 and (ii) from January 1, 2010 and thereafter, $20,000,000,000.

(l) Leverage Ratio. Section 8.10(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b) Consolidated Leverage Ratio. Permit, as of the end of any fiscal quarter of the Borrower for the four quarter period ending on such date, the Consolidated Leverage Ratio to be greater 3.50 to 1.0.

(m) Required Investment Assets. Section 8.10(c)(i) of the Credit Agreement is amended and restated in its entirety to read as follows:

(i) Permit the Consolidated Adjusted Asset Value to be less than the sum of the Outstanding Amount of Loans and L/C Obligations (the “Required Investment Assets”).

(n) Investments in Fortress Funds. A new Section 8.15 is added to the Credit Agreement to read as follows:

8.15 Investments in Fortress Funds. Permit any Investment by a general partner in a Fortress Fund in excess of (a) an amount customary required by general partners in similar transactions in the industry or (b) an amount that is contractually required; provided that Investments by or on behalf of a general partner shall be allowed if the Borrower deems it necessary in good faith to protect the value of an existing Investment.

(o) Material Fortress Funds. Section 9.01(m) is amended and restated in its entirety to read as follows:

(m) Material Fortress Funds. Any event occurs which causes a Material Fortress Fund (other than Drawbridge Global Macro Fund Ltd. or Drawbridge Special Opportunities Fund LP) to (i) terminate, dissolve, liquidate or wind up (or to begin the process of same) other than in connection with a Permitted Fund Termination or (ii) not be managed and advised by a Loan Party or a Subsidiary other than as a result of (A) a scheduled orderly unwinding of a Private Equity Fund or (B) a Permitted Management Function Transfer; or

(p) Commitments and Applicable Percentages. Schedule 2.01 to the Credit Agreement is amended and restated in its entirety in the form attached to this Amendment.

2. Effectiveness; Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions:

(a) Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Guarantors, the Required Lenders and Revolving Lenders holding in the aggregate a majority of the Revolving Commitments;

(b) Payment by the Borrower of an upfront fee for the account of each Lender executing and delivering this Amendment on or before 5:00 p.m. Eastern time, March 13, 2009, in the amount of (A) .50% multiplied by (B) the sum of (1) such Lender’s Commitment plus (2) the amount of outstanding Term Loans of such Lender, in each case after giving effect to this Amendment;

(c) Payment of $50 million from the Borrower as a voluntary prepayment of outstanding Revolving Loans;

(d) Payment of $75 million from the Borrower in accordance with Section 2.06(b) of the Credit Agreement (as amended by this Amendment) as a payment of the Delayed Draw Term Loans;

(e) Payment by the Borrower of all other fees and expenses then due and payable; and

(f) No Default or Event of Default shall exist or be continuing.

3. Post Closing Items.

(a) Additional Fees. The Borrower shall pay an upfront fee for the account of each Lender (other than any Lender who received a fee pursuant to Section 2(b) above) consenting in writing to this Amendment on or before 5:00 p.m. Eastern time, March 20, 2009, in the amount of (A) .50% multiplied by (B) the sum of (1) such Lender’s Commitment plus (2) the amount of outstanding Term Loans of such Lender, in each case after giving effect to this Amendment.

(b) Legal Opinions. The Borrower shall cause to be delivered to the Administrative Agent, on or before March 31, 2009, copies of opinions from legal counsel to the Loan Parties, addressed to the Administrative Agent, for the benefit of the Lenders, as to the authority of the Loan Parties to enter into this Amendment and the enforceability of this Amendment, such opinions to be in form and substance reasonably satisfactory to the Administrative Agent. Failure to timely deliver such legal opinions shall constitute an Event of Default under the Credit Agreement.

4. Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each of the Loan Parties acknowledge and consent to the modifications set forth herein and agree that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations and guaranty obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document. It is also understood and agreed that notwithstanding the amendment and restatement of Section 2.06(b) of the Credit Agreement, the required amortization of the Delayed Draw Term Loans have been accelerated as a result of such amendment and restatement and no payments of the Delayed Draw Term Loans required thereunder (prior to the effectiveness of this Amendment) have been postponed.

5. Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ organizational documents or (ii) materially violate, contravene or conflict with any Requirement of Law or any other law, regulation, order, writ, judgment, injunction, decree or permit applicable to it or any of its Subsidiaries.

6. Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the Administrative Agent and the Lenders that (a) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof (except to the extent a representation and warranty specifically refers to an earlier date and then as of such earlier date), (b) after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default and (c) the Collateral Documents continue to create a valid perfected security interest in the Collateral prior to all Liens other than Permitted Liens.

7. Release. In consideration of the Administrative Agent and the Required Lenders entering into this Amendment on behalf of the Lenders, the Loan Parties hereby release the Administrative Agent, the L/C Issuer, each of the Lenders, and the Administrative Agent’s, the L/C Issuer’s and each of the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

8. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or electronic transmission of a “PDF” copy shall be effective as an original and shall constitute a representation that an original shall be delivered promptly upon request.

9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	FIG LLC,
a Delaware limited liability company
(formerly known as Fortress Investment Group LLC)

	By:	/s/ Dan Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

GUARANTORS:	FORTRESS OPERATING ENTITY I LP,
a Delaware limited partnership
(formerly known as Fortress Investment Holdings LLC)

	By:	FIG Corp, its General Partner

	By:	/s/ Dan Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

FORTRESS OPERATING ENTITY II LP,
a Delaware limited partnership
(formerly known as Fortress Principal Investment Holdings II LLC)

	By:	FIG Corp, its General Partner

	By:	/s/ Dan Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

FORTRESS OPERATING ENTITY III LP,
a Delaware limited partnership
(formerly known as FIG Partners Pool (P) LLC)

	By:	FIG Corp, its General Partner

	By:	/s/ Dan Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

PRINCIPAL HOLDINGS I LP,
a Delaware limited partnership
(formerly known as Fortress Principal Investment Holdings III LLC)

	By:	FIG Asset Co. LLC, its General Partner

	By:	/s/ Dan Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

FORTRESS PRINCIPAL INVESTMENT HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Dan Bass
Name:	Daniel Bass
Title:	Chief Financial Officer

FORTRESS PRINCIPAL INVESTMENT GROUP LLC, a Delaware limited liability company

By:	/s/ Dan Bass
Name:	Daniel Bass
Title:	Chief Financial Officer

FORTRESS PRINCIPAL INVESTMENT HOLDINGS IV LLC, a Delaware limited liability company

By:	/s/ Dan Bass
Name:	Daniel Bass
Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND GP (HOLDINGS) LLC, a Delaware limited liability company

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

FIG PARTNERS POOL (A) LLC, a Delaware limited liability company

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

FIG PARTNERS POOL (P2) LLC, a Delaware limited liability company

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Sheri Starbuck
	Name:	Sheri Starbuck
	Title:	Vice President

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

	By:	/s/ Joshua A. Podietz
	Name:	Joshua A. Podietz
	Title:	Senior Vice President

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

CITIBANK, N.A.

By:	/s/ Alexander F. Duka
Name:	Alexander F. Duka
Title:	Managing Director/Senior Credit Officer

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

WELLS FARGO BANK, N.A.

By:	/s/ Alexander F. Duka
Name:	Alexander F. Duka
Title:	Managing Director/Senior Credit Officer

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

LEHMAN COMMERCIAL PAPER, INC.

By:
Name:
Title:

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

GOLDMAN SACHS CREDIT PARTNERS, L.P.

By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signatory

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

ING CAPITAL LLC

By:
Name:
Title:

FIG LLC

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT